Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm as “another independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectuses and to the incorporation by reference of our reports dated December 30, 2019 with respect to the financial statements and financial highlights of The Hartford Growth Opportunities Fund, The Hartford Small Cap Growth Fund, Hartford Quality Value Fund, Hartford Schroders Emerging Markets Equity Fund, Hartford Schroders Emerging Markets Multi-Sector Bond Fund, Hartford Schroders International Multi-Cap Value Fund, Hartford Schroders International Stock Fund, Hartford Schroders Tax-Aware Bond Fund, Hartford Schroders US Small Cap Opportunities Fund, Hartford Schroders US Mid Cap Opportunities Fund (formerly Hartford Schroders US Small/Mid Cap Opportunities Fund) and Hartford Schroders Securitized Income Fund (eleven of the series constituting The Hartford Mutual Funds II, Inc.) in Post-Effective Amendment No. 162 to the Registration Statement of The Hartford Mutual Funds II, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933 (Form N-1A No. 002-11387) on February 26, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 19, 2021